Exhibit 99.1

July 21, 2023

IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

Dear FS Energy & Power Fund Shareholder,

The board of trustees (the “Board”) of FS Energy & Power Fund (the “Fund”) recently approved changing the Fund’s name, investment objectives and investment policy as part of a plan to transition the Fund’s investment strategy from investing primarily in private U.S. energy and power companies to a diversified credit strategy investing in private and public credit in a broader set of industries, sectors and subsectors.

The Board (including all of the independent trustees) determined that these changes are in the best interest of the Fund and its shareholders following a thorough review of strategic alternatives, conducted over the course of many months with the assistance of an outside financial advisor. The transition to a diversified credit strategy is designed to help:

•	Enhance the return to shareholders

•	Maximize the Fund’s long-term liquidity options

•	Accelerate the timeline to a liquidity event

•	Reduce the volatility associated with a single sector-focused strategy

Please see below for more detail on each of these points and risk considerations related to the transition.

Name change: In conjunction with the investment policy change, the Fund will be renamed FS Specialty Lending Fund.

Investment policy: The Fund will adopt a new investment policy to invest primarily in a portfolio of secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments, which, under normal circumstances, will represent at least 80% of the Fund’s total assets. This new investment policy will replace the Fund’s current investment policy, which is to invest at least 80% of its total assets in securities of energy and power companies. Like the current investment policy, the new investment policy is a non-fundamental investment policy and may not be changed without at least 60 days’ prior notice to holders of the Fund’s common shares of any such change.

Investment objectives: The Fund will change its investment objectives from generating current income and long-term capital appreciation to generating current income and, to a lesser extent, long-term capital appreciation.

These changes will be effective on September 29, 2023. In the meantime, management has begun transitioning the Fund’s portfolio holdings away from investments in the energy sector, while remaining in compliance with the Fund’s current policy.

Additional resources: In anticipation of these changes, there are a variety of resources available to you with further information, including an expanded FAQ, on our website at https://fsinvestments.com/resources/fs-energy-power-fund-update/.

Enhanced distributions: To demonstrate a meaningful and tangible step towards providing shareholders with liquidity in the near-to medium-term, we expect the Fund to provide enhanced distributions to shareholders. The enhanced distributions are expected to be paid quarterly commencing in the third quarter of 2023 and increase until the achievement of a long-term liquidity event, subject to an annualized cap of 15% of the Fund’s then-current net asset value beyond 2026 until a long-term liquidity event. We expect a portion of the distributions will represent a return of investor capital, helping to accelerate liquidity for shareholders in the near-term. The cumulative projected distributions to be paid during the transition period are expected to represent a material portion of the current value of an investor’s shares. There can be no assurance that the Fund will be able to make these distributions or achieve these results. Distributions are subject to Board approval, market conditions and legal restrictions.

Termination of Distribution Reinvestment Plan: The Fund’s distribution reinvestment plan will be terminated effective September 15, 2023 to ensure that all shareholders receive any enhanced distributions in cash during the transition period.

•	For shareholders whose account is currently held with a custodian, future distribution payments will be sent to the custodian of record.

•	For shareholders whose shares are currently held by the Fund’s transfer agent, you will receive a physical check delivered to the address on file. Shareholders are encouraged to add banking instructions to their account in order to receive future distributions electronically rather than by check by completing and submitting the FS Account Maintenance Form located on the FS Investments website.

Long-term liquidity: We currently expect to target a liquidity event within three years of the effective date of the investment strategy change, subject to the pace of the portfolio rotation, Fund performance, market conditions and the best interest of shareholders. A liquidity event could include a merger, sale of the portfolio, a listing of the Fund’s common shares on a national securities exchange or other transaction as approved by the Board.

We will provide further updates as we work towards a long-term liquidity event for shareholders to help maximize shareholder value.

Sincerely,
FS Investments

Fund information
Current fund name	FS Energy & Power Fund
New fund name	FS Specialty Lending Fund
CUSIP	30264D109

Risk Considerations

We expect that the transition to the Fund’s new investment policy will require more frequent trading and a higher portfolio turnover (i.e., the purchase and sale of instruments and securities). The more frequently the Fund trades, the higher the commission and transaction costs and certain other expenses involved in its operations. The Fund will bear these costs regardless of the profitability of its investment and trading activities. In addition, a high portfolio turnover may increase the recognition of short-term, rather than long-term, capital gains. The effect of any changes to the Fund’s investment policy, current operating policies, investment criteria and strategy could negatively impact the Fund’s ability to pay distributions to shareholders and cause shareholders to lose all or part of their investment. Finally, because the Fund’s common shares are not expected to be listed on a national securities exchange for the foreseeable future and the Fund’s share repurchase program remains suspended, shareholders will be limited in their ability to sell their common shares in response to any changes in the Fund’s investment policy, operating policies, investment criteria or strategy.

Cautionary Statement Concerning Forward-Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Fund, the transition in investment policy, anticipated distribution rates, portfolio rotation, borrowings and liquidity events. Words such as “intends,” “will,” “expects,” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, geo-political risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the ability of the Fund to (i) transition to a diversified credit strategy within anticipated timeframes or at all, (ii) pay the targeted distributions, (iii) obtain the applied-for exemptive relief, (iv) obtain leverage on terms satisfactory to the Fund and (v) achieve a liquidity event, and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission (the “SEC”). The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.